Exhibit 10.6

SUBSCRIPTION AGREEMENT

TO:	The Directors of Prospect Energy Holdings Corp. (the “Company”).

The undersigned hereby subscribes for 8,625,000 ordinary shares (the “Shares”) of the Company. In consideration for the issue of the Shares, the undersigned hereby agrees and undertakes to pay $25,000.00 to the Company.

The undersigned agrees to take the Shares subject to the Memorandum and Articles of Association of the Company and authorizes you to enter the following name and address in the stockholders ledger of the Company:

Name:	Meijin Energy Holdings Ltd.
Address:	89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands

MEIJIN ENERGY HOLDINGS LTD.

Signed:	Jeffrey Jing Xie
Name:	Jeffrey Jing Xie
Title:	Director

Dated:	March 6, 2023

Accepted:

PROSPECT ENERGY HOLDINGS CORP.

Signed:	Jeffrey Jing Xie
Name:	Jeffrey Jing Xie
Title:	Director

Dated:	March 6, 2023